EXHIBIT 27

NOTE AND WARRANT EXTENSION AND AMENDMENT AGREEMENT

THIS NOTE AND WARRANT EXTENSION AND AMENDMENT AGREEMENT made effective as of the 5th day of October, 2009.

AMONG:

GENOIL INC., a body corporate incorporated under the laws of Canada (the "**Corporation**")

- and -

LIFSCHULTZ ENTERPRISES CO., LLC, a body corporate incorporated under the laws of the State of New York ("**Enterprises**")

- and -

SIDNEY B. LIFSCHULTZ 1992 FAMILY TRUST, a trust formed under the laws of the State of New York ("**Family Trust**")

- and -

DAVID K. LIFSCHULTZ, an individual residing in the State of New York ("**DL**")

- and -

BRUCE ABBOTT, an individual residing in the State of New York ("**BA**")

WHEREAS:

A. the Corporation has entered into loans for an aggregate principal amount of $1,227,355.84 evidenced by convertible promissory notes (the "**Notes**") with each of Enterprises, Family Trust, DL and BA (collectively, the "**Lenders**");

B. the Notes will have accrued an aggregate interest amount of $147,282.70 to their maturity date of October 6, 2009;

C. the Corporation, in connection with the issuance of the Notes, granted the Lenders an aggregate of 1,136,442 common share purchase warrants (the "**Warrants**"), exercisable for common shares of the Corporation at $0.41 per share with the term expiring on October 6, 2009;

D. the Corporation desires to extend the maturity date of the Notes and the term of the Warrants for an additional one (1) year period;

E. the Lenders have agreed to extend the maturity date of the Notes and the term of the Warrants for an additional one (1) year period, subject to receipt of all necessary regulatory and stock exchange approvals and the approval of the Corporation's board of directors;

WHEREBY IT IS AGREED as follows:

1. The Lenders and the Corporation agree: (a) to the extension of the maturity date of the Notes (including the right to any interest accrued thereon) from October 6, 2009 to October 6, 2010; and (b) that the ability to convert such Notes into common shares of the Corporation in accordance with Section 6 of such Notes shall be effective until October 6, 2010, following which time such Notes shall no longer be convertible into common shares of the Corporation, subject in each case

to receipt of all necessary regulatory and stock exchange approvals, the approval of the Corporation's board of directors and any subsequent amendment agreed upon by the parties.

2. The Lenders and the Corporation agree to the extension of the term of the Warrants from October 6, 2009 to October 6, 2010, subject to receipt of all necessary regulatory and stock exchange approvals, the approval of the Corporation's board of directors and any subsequent amendment agreed upon by the parties.

3. Following receipt of all necessary approvals, the Corporation shall direct that warrant certificates in respect of the Warrants and the Notes be amended to reflect the terms of this agreement and the Lenders shall deliver the certificates representing the Notes and Warrants to the Corporation, for replacement of such Notes and Warrants with warrant certificates and note certificates that reflect such amendment.

4. The Lenders hereby represent and warrant and acknowledge that the Corporation is relying upon such representation and warranty, that they have due authority to execute this agreement and when executed and delivered shall constitute a legal, valid and binding obligation of the Lenders, enforceable in accordance with its terms.

5. The receipt of all regulatory, stock exchange and director approvals shall be a condition precedent to this agreement. If all necessary regulatory, stock exchange and directors approvals for the extension of the maturity date of the Notes and term of the Warrants are not received, the parties hereto agree to use their best efforts to negotiate an alternative arrangement for the repayment or satisfaction of the debts evidenced by the Notes which is acceptable to all parties.

6. This agreement may be executed in any number of counterparts, and by fax or other electronic means, with the same effect as if all parties hereto had signed the same document in original form. All counterparts and adopting instruments shall be construed together and shall constitute one and the same document.

IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the day and year first above written.

GENOIL INC.

Per: [signature] C.E.O.

LIFSCHULTZ ENTERPRISES CO., LLC

Per: [signature] Authorized Officer

SIDNEY B. LIFSCHULTZ 1992 FAMILY TRUST, by its Trustee

Per: [signature], Trustee

Leslie Ann Dimo
Witness

[signature]
David K. Lifschultz

Witness

Bruce Abbott

to receipt of all necessary regulatory and stock exchange approvals, the approval of the Corporation's board of directors and any subsequent amendment agreed upon by the parties.

2. The Lenders and the Corporation agree to the extension of the term of the Warrants from October 6, 2009 to October 6, 2010, subject to receipt of all necessary regulatory and stock exchange approvals, the approval of the Corporation's board of directors and any subsequent amendment agreed upon by the parties.

3. Following receipt of all necessary approvals, the Corporation shall direct that warrant certificates in respect of the Warrants and the Notes be amended to reflect the terms of this agreement and the Lenders shall deliver the certificates representing the Notes and Warrants to the Corporation, for replacement of such Notes and Warrants with warrant certificates and note certificates that reflect such amendment.

4. The Lenders hereby represent and warrant and acknowledge that the Corporation is relying upon such representation and warranty, that they have due authority to execute this agreement and when executed and delivered shall constitute a legal, valid and binding obligation of the Lenders, enforceable in accordance with its terms.

5. The receipt of all regulatory, stock exchange and director approvals shall be a condition precedent to this agreement. If all necessary regulatory, stock exchange and directors approvals for the extension of the maturity date of the Notes and term of the Warrants are not received, the parties hereto agree to use their best efforts to negotiate an alternative arrangement for the repayment or satisfaction of the debts evidenced by the Notes which is acceptable to all parties.

6. This agreement may be executed in any number of counterparts, and by fax or other electronic means, with the same effect as if all parties hereto had signed the same document in original form. All counterparts and adopting instruments shall be construed together and shall constitute one and the same document.

IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the day and year first above written.

GENOIL INC.

Per: ______________________

LIFSCHULTZ ENTERPRISES CO., LLC

Per: ______________________

SIDNEY B. LIFSCHULTZ 1992 FAMILY TRUST, by its Trustee

Per: ______________________

____
Witness

S. Cavi

____
Witness

____
David K. Lifschultz

Bruce Abbott

____
Bruce Abbott